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                                                                         EX-10.1

                                    AGREEMENT

         THIS AGREEMENT (the "Agreement") is entered into as of the 21st day of May, 1998, by and among MURDOCK COMMUNICATIONS CORPORATION ("MURDOCK"), MCC ACQUISITION CORP., a wholly owned subsidiary of MURDOCK ("MCCAC"), PRIORITY INTERNATIONAL COMMUNICATIONS, INC., a wholly owned subsidiary of MCCAC ("PIC"), PIC RESOURCES CORP., a wholly owned subsidiary of MCCAC ("PICR"), WAYNE WRIGHT and BONNER HARDEGREE (together the "SHAREHOLDERS") and ATN COMMUNICATIONS, INC., a wholly-owned subsidiary of PICR ("ATN").

                                    RECITALS

         Whereas, MURDOCK, MCCAC, PIC, PICR, the SHAREHOLDERS and ATN mutually desire to enter into this Agreement and hereby each acknowledge the receipt of good and valuable consideration therefor;

         Whereas, a Stock Purchase Agreement dated as of August 22, 1997, as amended as of October 29, 1997 and as of February 27, 1998 (the "PIC Agreement"), was entered into by and among MCCAC, PIC and the SHAREHOLDERS;

         Whereas, a Stock Purchase Agreement dated as of August 22, 1997, as amended as of the 29th day of October, 1997 and as of February 27, 1998 (the "PICR Agreement") was entered into by and between MCCAC, PICR, ATN, and the SHAREHOLDERS;

         Whereas, that certain Letter Agreement dated October 29, 1997 addressed to the Shareholders of PICR and ATN (the "Letter Agreement") was executed and delivered by MURDOCK in conjunction with the execution of the PIC Agreement and the PICR Agreement;

         Whereas, the parties hereto desire to make certain additional agreements and to modify certain terms and conditions of the PIC Agreement, the PICR Agreement and the Letter Agreement all as expressly stated herein,

         NOW THEREFORE, the parties do hereby agree as follows:

         1. Section 1.3 of the PIC Agreement and Section 1.4 of the PICR Agreement, each regarding a "Special Default Right", are hereby agreed to be void and of no further force or effect.


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         2. From and after the date hereof and until the Revised Short Term Note
(as defined herein) and the Long-Term Notes (as defined in the PIC Agreement) are fully paid and all obligations due and owing to the Shareholders under
Section 1.3 of the PICR Agreement (the "Earn-Out Right"), as amended hereby, are fully performed, MURDOCK and MCCAC agree that, (i) they will take no action to expand the number of Directors on the Board of Directors of PIC, PICR or ATN to more than three members, (ii) they will always vote their shares or direct the vote of shares of PIC, PICR and ATN stock for the election of both of the SHAREHOLDERS as Directors of PIC, PICR and ATN, unless they commit acts constituting fraud or felony to MCCAC, PIC or PICR, make material misrepresentations to the officers or directors of MCCAC or materially disregard their duties as Directors, (iii) they will authorize the prepayment of some or all of the amounts owing on the Revised Short Term Note as cash reserves become reasonably available in MCCAC, PIC, PICR or ATN, (iv) they will, following full payment of the Revised Short Term Note, authorize the prepayment of some or all of the amounts owing on the Long Term Notes as cash reserves become reasonably available in MCCAC, PIC, PICR or ATN, and (v) will cause Wayne Wright to be included in the slate of directors recommended by management of MURDOCK to be elected to the MURDOCK Board of Directors unless he commits acts constituting fraud or felony, makes a material misrepresentation to the officers or directors of MURDOCK or materially disregards his duties as a director and will reimburse Wayne Wright for his travel and other expenses reasonably incurred at MURDOCK'S request in connection with his duties as a Director of MURDOCK. MCCAC and MURDOCK further agree that, until the Revised Short-Term Note and the Long-Term Notes are fully paid, they will not require, make or cause PIC to make any principal payments on the $400,000 principal amount promissory note payable to MURDOCK.

         3. The parties hereto agree that scheduled payments due on the Long Term Notes and the Revised Short Term Note may in the future be funded out of PIC, PICR or ATN cash reserves if the same are reasonably available. Provided however, that MCCAC retains, (i) responsibility and obligation for making such payments on a timely basis, and (ii) the right to approve the making of any expenditures provided that such approval may not be unreasonably withheld or delayed.

         4. Upon execution of this Agreement MCCAC shall tender the amount of $500,000 ($250,000 to be provided by MURDOCK and $250,000 from PICR and ATN) as a prepayment of amounts owed under the Short Term Note and the parties thereto shall execute the Revised Short Term Note attached hereto as EXHIBIT A in renewal and extension of the Short Term Note. The parties hereby agree that after the application of the above referenced payment the principal balance of the Revised Short Term Note is $340,000 and the Guaranty Agreement



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dated October 27, 1998 executed by MURDOCK to guaranty payment of the Short Term
Note is still in full force and effect to guaranty the Revised Short Term Note.

         5. Upon execution of this Agreement MURDOCK shall irrevocably direct its transfer agent to issue to Wayne Wright, Bonner Hardegree and Kathy Pratt an aggregate of 571,428 shares of MURDOCK Common Stock as a prepayment in the amount of $1,000,000 of amounts owed under the Long Term Notes payable to Wayne Weight and Bonner Hardegree. MURDOCK will issue 540,000 shares to Wayne Wright, 28,571 shares to Bonner Hardegree, and 2,857 shares to Kathy Pratt. The parties hereby agree that after the application of the above referenced payment (i) the Guaranty Agreements dated October 27, 1998 executed by MURDOCK to guaranty payment of such notes are still in full force and effect and continue to guaranty the Long Term Notes, (ii) the prepayment of principal will be applied to installments of principal in the inverse order of their maturities, and (iii) the principal balances of such Long Term Notes are as follows:

             Wayne Wright                               $381,29.39
             Bonner Hardegree                          $117,599.01

         6. The parties agree that the shares described in paragraph 5 shall also be subject to the Registration Rights Agreements each dated October 29, 1997, by and between MURDOCK and Wayne Wright and MURDOCK and Bonner Hardegree. Wayne Wright hereby represents and warrants to MCCAC and MURDOCK that he is not receiving any consideration in exchange for the shares he has directed to be issued to Kathy Pratt, as described in Paragraph 5. MURDOCK hereby represents to the SHAREHOLDERS that it has complied with all applicable laws and regulations which may govern or restrict this transaction and that it is duly authorized by its organizational and operating documents to sell such shares to the SHAREHOLDERS.

         7. The Earn-Out Right (Section 1.3 of the PICR Agreement) shall be amended to read as follows:

         "1.3 EARN-OUT RIGHT. At the end of each of the two periods of 12 consecutive full calendar months during the 24 month period beginning November 1, 1997, the amount of EBITDA (earnings before interest, taxes, depreciation and amortization) generated by PICR, ATN, PIC and any subsidiary of any of them which at the election of the PICR or ATN Board of Directors is determined to be included for purposes of this calculation (collectively the "Subsidiary") shall be measured and, if the Subsidiary has EBITDA of at least $1,000,000 for either such period, Murdock Common Stock with an aggregate Quarterly Average Market Value of $1.25 for each dollar of EBITDA earned in the relevant period in excess of $1,000,000 shall be delivered to the




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SHAREHOLDERS (subject to the re-set provisions set forth below) within 120 days after November 1, 1999. In addition to the foregoing, if at the end of the 24 month period beginning November 1, 1997, the Subsidiary has EBITDA of at least $2,000,000, the Shareholders shall earn 25,000 additional shares of MURDOCK common stock for each $250,000 of EBITDA over $2,000,000 up to $4,000,000 and 50,000 shares of MURDOCK common stock for each $250,000 of EBITDA over $4,000,000. The shares will be delivered to the SHAREHOLDERS within 120 days after November 1, 1999. At their option the SHAREHOLDERS may waive their rights to re-set the earn-out period, as described below, and instead obtain delivery of the shares earned pursuant to the foregoing provisions within 120 days after the end of each relevant 12-month period. Should an acquisition by a Subsidiary occur during the 24-month period described above, the income from which, in the opinion of MCCAC and the board of directors of the Subsidiary, should not be included in the calculation of the Earn-Out Right hereunder, such parties shall establish a separate "earn-out" incentive applicable to the Shareholders to provide appropriate incentives which gives recognition to the contribution to the Subsidiary and the Shareholders over an appropriate term. It is the intention of the Parties to not limit or inhibit the officers and directors and shareholders in the pursuit of business opportunities or acquisitions for the Subsidiaries notwithstanding the time limit and terms of the Earn-Out Right and to foster and encourage business decisions which produce benefits to MURDOCK and MCCAC and the Subsidiaries and to provide appropriate recognition and incentive to such undertakings. In the event that MURDOCK provides resources in cash or securities to finance acquisitions or investments by PIC, PICR or ATN, the parties anticipate that some or all of the expenses incurred and the income generated by such acquisitions or investments may, by subsequent agreement of the parties, be excluded from the calculation of EBITDA for the purposes of the Earn-Out Right. Notwithstanding anything provided herein to the contrary, in the event the EBITDA number for the 24 month period beginning November 1, 1997 and ending October 31, 1999 is not more than $4,000,000, and provided the SHAREHOLDERS have not waived their re-set rights as described above, then the 24-month period to be used for all purposes under this Earn-Out Right shall be changed to the 24-month period beginning April 1, 1998 and ending March 31, 2000 and the 12-month periods shall likewise be adjusted (the "Re-Set Period"). If the earn-out period is re-set, the shares of MURDOCK Common Stock which would have been earned with respect to EBITDA during the November 1, 1997-October 31, 1999 period shall not be delivered to the Shareholders. Shares of MURDOCK Common Stock earned during the Re-Set Period shall be delivered to the SHAREHOLDERS within 120 days after the expiration of the respective Re-Set Period. In the event that MCCAC, PIC, PICR or ATN desire to make certain expenditures for the long term betterment of such company which expenses would ordinarily be included in the calculation of EBITDA under this Earn-Out Right, the parties agree such expenses will be excluded from such EBITDA


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calculations in order to encourage the making of such expenditures. The parties hereto agree that beginning March 1, 1998, for each completed call processed by ATN for Incomex, Inc. during such 24 month period, a $2.50 per completed call income addition to the EBITDA total for such 24 month period shall be made, provided that, (i) at least $3.80 per call (the "Cost Component") is retained by ATN and all further proceeds from the call are provided to Incomex, Inc., (ii) that the $3.80 per call amount retained by ATN covers the cost of operation for the calls and (iii) that ATN establishes an in house resolution group to minimize bad debt from calls origination by Incomex, Inc. from Mexico. Notwithstanding anything to the contrary herein, the Cost Component retained by ATN shall be subject to adjustment up or down if ATN'S actual cost per completed call is more or less, respectively, than $3.80. The shares which may be earned under the Earn-Out Right shall be delivered to the SHAREHOLDERS in the proportion of 90% thereof to Wayne Wright and 10% thereof to Bonner Hardegree and shall be subject to the Registration Rights Agreements each dated October 29, 1997, by and between MURDOCK and Wayne Wright and MURDOCK and Bonner Hardegree. MURDOCK hereby agrees and represents to the SHAREHOLDERS that in conjunction with the issuance of such shares, it has complied or will comply with all applicable laws and regulations which may govern or restrict the issuance of such shares and that it is or until be duly authorized by its organizational and operating documents to issue such shares to the SHAREHOLDERS."

         8. The parties agree that (i) all of the obligations of MURDOCK under the Letter Agreement are hereby terminated, (ii) in the event that the parties reach agreement for MURDOCK to provide stock or cash to PICR, PIC or ATN to facilitate acquisitions or growth, such agreement will contain a cost of capital charge to the recipient to be reasonably agreed upon by the parties, and (iii) provided there is no continuing payment default under either the Revised Short-Term Note or the Long-Term Notes, cash flow generated by PIC, PICR and ATN will be use to repay the approximately $110,000 advanced by MURDOCK since November 1, 1997.

         9. Except as expressly provided herein, all terms and conditions of the PIC Agreement, the PICR Agreement, and the Long Term Notes, remain in full force and effect.

         10. This Agreement shall be construed and enforced in accordance with the laws of the State of Iowa without regard to conflicts of law principles. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

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         11. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement.

         IN WITNESS WHEREOF the pages have hereunto caused this Agreement to be duly executed as of the date first above written.

                                   MCC ACQUISITION CORP.

                                   By:  /s/ Tom Chaplin
                                       --------------------------------------
                                       Tom Chaplin, Chief Executive Officer

                                   MURDOCK COMMUNICATIONS
                                   CORPORATION

                                   By: /s/ Tom Chaplin
                                       --------------------------------------
                                       Tom Chaplin, Chief Executive Officer

                                   PRIORITY INTERNATIONAL
                                   COMMUNICATIONS, INC.

                                   By: /s/ Wayne Wright
                                       --------------------------------------
                                       Wayne Wright, President

                                   PIC RESOURCES CORP.

                                   By: /s/ Wayne Wright
                                       --------------------------------------
                                       Wayne Wright, President



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                                  SHAREHOLDERS:

                                  /s/ Wayne Wright
                                  ------------------------------------------
                                  WAYNE WRIGHT

                                  /s/ Bonner Hardegree
                                  ------------------------------------------
                                  BONNER HARDEGREE

                                  ATN COMMUNICATIONS, INC.

                                  By: /s/ Wayne Wright
                                      --------------------------------------
                                      Wayne Wright, Chief Executive Officer



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                             REVISED PROMISSORY NOTE
                                (SHORT-TERM NOTE)

$340,000.00                                                       May 21, 1998
                                                            Cedar Rapids, Iowa

         FOR VALUE RECEIVED, the undersigned, MCC ACQUISITION CORP. (the "Company"), promises to pay to the order of BONNER B. HARDEGEE, Trustee for the benefit of WAYNE WRIGHT and BONNER B. HARDEGEE (the "Holder"), the principal sum of Three Hundred Forty Thousand Dollars ($340,000.00), payable in full on December 1, 1998.

         Prior to maturity, the unpaid principal balance of this Note shall bear interest, payable on the first day of each month beginning July 1, 1998 at the annual rate of twelve percent (12.0%). The unpaid balance of principal of this Note shall bear interest after the due date until paid at the rate of eighteen percent (18.0%) per annum.

         This Note is issued in renewal, extension and replacement of the original "Short-Term Note" dated October 31, 1997, as renewed and extended by that certain AMENDED AND RESTATED PROMISSORY NOTE (SHORT-TERM NOTE) dated February 27, 1998, which "Short-Term Note" was defined in and issued pursuant to the Stock Purchase Agreement dated August 22, 1997, as amended by a First Amendment dated October 31, 1997, and as further amended by a Second Amendment dated February 27, 1998 (the "Purchase Agreement"), to which the Company and the Holder are parties. This Note is secured by a Collateral Pledge and Security Agreement dated October 29, 1997 executed by the Company and the Holder.

         If Murdock Communications Corporation ("Murdock") completes any primary offering of its equity securities (excluding any exercise of employee stock options and exercise of outstanding warrants) at any time after the date hereof and prior to June 30, 1999, the Company must apply an amount equal to at least sixty-seven percent (67.0%) of the net proceeds of any such offering in excess of $500,000.00 to prepay this Note. The Company shall make such prepayments within five (5) business days after the receipt by Murdock of the proceeds from the offering.

         This Note may be prepaid by the Company at any time, in whole or in part, without premium or penalty. The company shall be liable for all of the Holder's collection expenses, including but not limited to reasonable attorneys' fees and court costs.



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         Until this Note has been paid in full, neither the Company, Priority
International Communications, Inc., ATN Communications, Inc. nor PIC Resources Corp. will loan, contribute, distribute by dividend or advance any money to Murdock.

         The undersigned agrees to waive all notice of default, intent to accelerate, acceleration, presentment and notice of dishonor.

                                       MCC ACQUISITION CORP.

                                       By: /s/ Tom Chaplin
                                           -------------------------------
                                           Tom Chaplin, Chief Executive Officer


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